Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

RECORD HOME CLOSINGS REVENUE FOR ANY Q4 OF $428.6 MILLION
RECORD GROSS PROFIT FOR ANY Q4 OF $112.4 MILLION
DEBT TO TOTAL CAPITAL FELL TO 25.7%
AVERAGE PRICE OF Q4 HOMES CLOSED OF $589.5K, UP 15.7%
Q4 GROSS MARGIN, FLAT; ADJUSTED GROSS MARGIN OF 28.3%, UP 130 BPS

PLANO, Texas, February 27, 2023 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its fourth quarter ended December 31, 2022.

“Our team did a great job closing out the year. For the full year ended December 31, 2022, we delivered 2,916 homes — a record number — generating 25.3% year-over-year growth in total revenue to $1.76 billion. Diluted earnings per share for 2022 increased 61.8% year-over-year to $6.02, with an annual gross margin of 29.8% and return on equity of 31.4%,” said Jim Brickman, CEO and Co-Founder. “While producing these results, we lowered our debt-to-total-capital ratio to 25.7%. We believe that these numbers reflect our superior lot position and operational excellence, as well as validate our ROE-driven approach.”

“For the fourth quarter, we delivered 727 homes and achieved record home closing revenue for any fourth quarter of $429 million. Our total gross profit was $112 million, also highest for any fourth quarter. Diluted earnings per share was $1.18, down 4.8% year-over-year. Net new home orders decreased 11.1% to 423, the smallest decline amongst peers. Importantly, we started to regain sales momentum since November. December sales were up 43% over the average of the prior six months. Our cancellation rate also improved throughout the quarter and was down to 12% in December. We started off 2023 with increased sales momentum particularly with our finished or finishing spec homes. Several communities opened in January and sold particularly well. Our cancellation rate has further improved in 2023, dropping to single digits. We believe our sales success is based in part upon our geographic footprint with supply-constrained locations in Dallas and Atlanta. These markets have some of the strongest demographic tailwinds and job growth in the country”

“We have also reduced construction costs of our homes. Homes started in Dallas during December and later have savings that average approximately $40,000 compared to homes started in the second and third quarter of 2022. The savings vary based on product line and floor plan and primarily resulted from significantly lower lumber prices and reduced labor costs. On average, our cycle time has been reduced by 30 days from peak 2022 levels, and we believe it should continue to improve slightly,” continued Mr. Brickman.

“We will continue to manage sales and pricing on a community-by-community basis as the market normalizes and to regulate our inventory levels to match starts to sales. We expect pent-up demand will enhance our sales if mortgage rates stabilize at less than 6%,” said Mr. Brickman. “Because we expect to have as many as approximately 6,000 finished lots at the end of 2023, with roughly 75% in infill locations, we have the capability to ramp up home construction quickly and increase active selling communities. So, if the pie gets smaller in 2023, we believe that we are well-positioned to take market share from other builders in our markets while maintaining our industry leading gross margins.”

Results for the Quarter Ended December 31, 2022:
For the quarter ended December 31, 2022, our home closings revenue and gross profit reflect records for any fourth quarter since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Three Months Ended December 31,
	2022	2021	Change
New homes delivered	727	823	(11.7)%

Total revenues	$431,089	$452,251	(4.7)%
Total cost of revenues	318,635	341,493	(6.7)%
Total gross profit	$112,454	$110,758	1.5%

Income before income taxes	$77,954	$82,589	(5.6)%
Net income attributable to Green Brick Partners, Inc.	$55,547	$63,471	(12.5)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.18	$1.24	(4.8)%

Residential units revenue	$430,026	$420,051	2.4%
Average sales price of homes delivered	$589.5	$509.3	15.7%
Homebuilding gross margin percentage	26.2%	26.2%	0 bps

Backlog	$369,095	$869,856	$(500,761)
Homes under construction	1,853	2,278	(18.7)%

Results for the Year Ended December 31, 2022:
For the year ended December 31, 2022, our net income attributable to Green Brick per diluted common share, total revenues, new homes delivered, and homebuilding gross margin percentage reflect a record for any year since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,
	2022	2021	Change
New homes delivered	2,916	2,834	2.9%

Total revenues	$1,757,793	$1,402,876	25.3%
Total cost of revenues	1,234,768	1,040,817	18.6%
Total gross profit	$523,025	$362,059	44.5%
Income before income taxes	$396,465	$256,986	54.3%
Net income attributable to Green Brick Partners, Inc.	$291,900	$190,210	53.5%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$6.02	$3.72	61.8%

Residential units revenue	$1,703,951	$1,309,687	30.1%
Average sales price of homes delivered	$581.9	$460.7	26.3%
Homebuilding gross margin percentage	29.8%	26.4%	340 bps
Selling, general and administrative expenses as a percentage of residential units revenue	9.6%	10.3%	-70 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2022 at 12:00 p.m. Eastern Time on Tuesday, February 28, 2023. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/115470786

A telephone replay of the call will be available through March 30, 2023. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Residential units revenue	$430,026	$420,051	$1,703,951	$1,309,687
Land and lots revenue	1,063	32,200	53,842	93,189
Total revenues	431,089	452,251	1,757,793	1,402,876
Cost of residential units	317,806	310,228	1,196,914	964,364
Cost of land and lots	829	31,265	37,854	76,453
Total cost of revenues	318,635	341,493	1,234,768	1,040,817
Total gross profit	112,454	110,758	523,025	362,059
Selling, general and administrative expenses	(44,629)	(37,087)	(163,943)	(134,269)
Equity in income of unconsolidated entities	5,719	5,674	25,626	19,713
Other income, net	4,410	3,244	11,757	9,483
Income before income taxes	77,954	82,589	396,465	256,986
Income tax expense	16,790	15,512	82,468	52,605
Net income	61,164	67,077	313,997	204,381
Less: Net income attributable to noncontrolling interests	5,617	3,606	22,097	14,171
Net income attributable to Green Brick Partners, Inc.	$55,547	$63,471	$291,900	$190,210

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.19	$1.25	$6.07	$3.75
Diluted	$1.18	$1.24	$6.02	$3.72
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	45,994	50,732	47,648	50,700
Diluted	46,332	51,104	47,987	51,060

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$76,588	$77,166
Restricted cash	16,682	16,388
Receivables	5,288	6,871
Inventory	1,422,680	1,203,743
Investments in unconsolidated entities	74,224	55,616
Right-of-use assets - operating leases	3,458	4,596
Property and equipment, net	2,919	2,812
Earnest money deposits	23,910	26,008
Deferred income tax assets, net	16,448	15,741
Intangible assets, net	452	537
Goodwill	680	680
Other assets	12,346	11,709
Total assets	$1,655,675	$1,421,867
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$51,804	$45,682
Accrued expenses	91,281	61,351
Customer and builder deposits	29,112	64,610
Lease liabilities - operating leases	3,582	4,745
Borrowings on lines of credit, net	17,395	(738)
Senior unsecured notes, net	335,825	335,446
Notes payable	14,622	210
Total liabilities	543,621	511,306
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	29,239	21,867
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of December 31, 2022 and 2021, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 46,032,930 issued and outstanding as of December 31, 2022 and 51,151,911 and 50,759,972 issued and outstanding as of December 31, 2021, respectively	460	512
Treasury stock, at cost: none as of December 31, 2022 and 391,939 shares as of December 31, 2021	—	(3,167)
Additional paid-in capital	259,410	289,641
Retained earnings	754,341	539,866
Total Green Brick Partners, Inc. stockholders’ equity	1,061,907	874,548
Noncontrolling interests	20,908	14,146
Total equity	1,082,815	888,694
Total liabilities and equity	$1,655,675	$1,421,867

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	Change	%	2022	2021	Change	%
Home closings revenue	$428,582	$419,132	$9,450	2.3%	$1,696,911	$1,305,620	$391,291	30.0%
Mechanic’s lien contracts revenue	1,444	919	525	57.1%	7,040	4,067	2,973	73.1%
Residential units revenue	$430,026	$420,051	$9,975	2.4%	$1,703,951	$1,309,687	$394,264	30.1%
New homes delivered	727	823	(96)	(11.7)%	2,916	2,834	82	2.9%
Average sales price of homes delivered	$589.5	$509.3	$80.2	15.7%	$581.9	$460.7	$121.2	26.3%

Land and Lots Revenue (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	Change	%	2022	2021	Change	%
Lots revenue	$1,063	$9,682	$(8,619)	(89.0)%	$19,090	$24,866	$(5,776)	(23.2)%
Land revenue	—	22,518	(22,518)	(100.0)%	34,752	68,323	(33,571)	(49.1)%
Land and lots revenue	$1,063	$32,200	$(31,137)	(96.7)%	$53,842	$93,189	$(39,347)	(42.2)%
Lots closed	14	150	(136)	(90.7)%	288	323	(35)	(10.8)%
Average sales price of lots closed	$75.9	$64.5	$11.4	17.7%	$66.3	$77.0	$(10.7)	(13.9)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	Change	%	2022	2021	Change	%
Net new home orders	423	476	(53)	(11.1)%	1,973	2,851	(878)	(30.8)%
Revenue from new net home orders	$247,818	$271,768	$(23,950)	(8.8)%	$1,210,315	$1,488,613	$(278,298)	(18.7)%
Average selling price of net new home orders	$585.9	$570.9	$15.0	2.6%	$613.4	$522.1	$91.3	17.5%
Cancellation rate	20.3%	12.3%	8.0%	65.0%	13.8%	7.7%	6.1%	79.2%
Absorption rate per average active selling community per quarter	5.5	6.2	(0.7)	(11.3)%	6.5	8.2	(1.7)	(20.7)%
Average active selling communities	77	77	—	—%	76	87	(11)	(12.6)%
Active selling communities at end of period	80	74	6	8.1%
Backlog	$369,095	$869,856	$(500,761)	(57.6)%
Backlog units	537	1,480	(943)	(63.7)%
Average sales price of backlog	$687.3	$587.7	$99.6	16.9%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	December 31, 2022			December 31, 2021
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	1,901	998	2,899	1,328	797	2,125
Lots in communities under development	10,309	1,698	12,007	16,439	1,675	18,114
Land held for future development(1)	6,575	—	6,575	—	—	—
Total lots owned	18,785	2,696	21,481	17,767	2,472	20,239

Lots controlled
Lots under third party option contracts	2,212	6	2,218	2,670	70	2,740
Land under option for future acquisition and development	110	18	128	3,318	508	3,826
Lots under option through unconsolidated development joint ventures	1,289	411	1,700	1,333	483	1,816
Total lots controlled	3,611	435	4,046	7,321	1,061	8,382
Total lots owned and controlled (2)	22,396	3,131	25,527	25,088	3,533	28,621
Percentage of lots owned	83.9%	86.1%	84.2%	70.8%	70.0%	70.7%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of December 31, 2022 and December 31, 2021.

	December 31, 2022	December 31, 2021
Total lots owned	21,481	20,239
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	128	3,826
Lots under option through unconsolidated development joint ventures	1,700	1,816
Total lots self-developed	23,309	25,881
Self-developed lots as a percentage of total lots owned and controlled	91.3%	90.4%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the twelve months ended months ended December 31, 2022 and 2021 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Residential units revenue	$430,026	$420,051	$1,703,951	$1,309,687
Less: Mechanic’s lien contracts revenue	(1,444)	(919)	(7,040)	(4,067)
Home closings revenue	$428,582	$419,132	$1,696,911	$1,305,620
Homebuilding gross margin	$112,189	$109,671	$506,129	$344,505
Homebuilding gross margin percentage	26.2%	26.2%	29.8%	26.4%

Homebuilding gross margin	112,189	109,671	506,129	344,505
Add back: Capitalized interest charged to cost of revenues	3,141	3,326	13,444	10,241
Add back: Land impairment charge	$6,020	$—	$6,020	$—
Adjusted homebuilding gross margin	$121,350	$112,997	$525,593	$354,746
Adjusted homebuilding gross margin percentage	28.3%	27.0%	31.0%	27.2%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to adapt and succeed in a rapidly changing environment, including our focus on operational efficiency; (ii) our expectations regarding trends in our markets, including demand for new homes and available inventories; (iii) our beliefs regarding the relationship between our financial results and our lot strategy, operations and ROE-driven approach; (iv) our expectations related to reduction of construction costs and average cycle times; (v) our intention to manage sales, pricing and inventory levels for each of our communities; (vi) our priorities and strategies for growth, the drivers of that growth, and its impact on our future results; (vii) our expectation to sustain our industry-leading margins; (viii) our positioning and flexibility to capitalize on market opportunities and grow our market share as well as the impact on our financial and operational performance; (ix) our beliefs that our lot and land positions will support future growth; (x) our beliefs that we operate in the most advantageous markets in the U.S.; (xi) our expectations related to the number and location quality of our finished lots at the end of 2023; (xii) our expectations for future demand, including the impact of lower stabilized mortgage rates; and (xiii) our expectation to continue to provide favorable returns on equity to our shareholders. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increased interest rates and inflation, that could adversely impact demand for new homes or the ability of potential buyers to qualify for acceptable financing; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified and available labor; (5) an inability to acquire land in our current and new markets at acceptable prices or difficulty in obtaining land- use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow or expand our operations or expand our Trophy brand; (7) our inability to implement or capitalize on new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) adverse changes in availability or volatility of mortgage financing; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; and (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
(469) 808-1014
IR@greenbrickpartners.com